Exhibit 4(h)


                              TXU ELECTRIC COMPANY
                   (FORMERLY TEXAS UTILITIES ELECTRIC COMPANY)

                                       TO

                              THE BANK OF NEW YORK,
                         (FORMERLY IRVING TRUST COMPANY)

                                             TRUSTEE UNDER THE TXU ELECTRIC
                                             COMPANY MORTGAGE AND
                                             DEED OF TRUST, DATED AS OF
                                             DECEMBER 1, 1983

                               ------------------


                                     SUPPLEMENTAL INDENTURE
                      --------------

                        PROVIDING AMONG OTHER THINGS FOR
                              FIRST MORTGAGE BONDS,
                          [   % SERIES DUE            ]
                           ---             -----------

               [DESIGNATED SECURED MEDIUM TERM NOTES, SERIES    ]
                                                             ---

                               ------------------

                             DATED AS OF
                                         -----------

             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                                      SUPPLEMENTAL INDENTURE
                     ----------------

                        ---------------------------------

     INDENTURE, dated as of                 , between TXU ELECTRIC COMPANY
                            ----------------
(formerly Texas Utilities Electric Company), a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the
              Supplemental Indenture) being supplemental thereto;
-------------

     WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

DESIGNATION                                              DATED AS OF
------------------------------------------------------   -----------------------

First Supplemental Indenture.......................      April 1, 1984
Second Supplemental Indenture......................      September 1, 1984
Third Supplemental Indenture.......................      April 1, 1985
Fourth Supplemental Indenture......................      August 1, 1985
Fifth Supplemental Indenture.......................      September 1, 1985
Sixth Supplemental Indenture.......................      December 1, 1985
Seventh Supplemental Indenture.....................      March 1, 1986
Eighth Supplemental Indenture......................      May 1, 1986
Ninth Supplemental Indenture.......................      October 1, 1986
Tenth Supplemental Indenture.......................      December 1, 1986
Eleventh Supplemental Indenture....................      December 1, 1986
Twelfth Supplemental Indenture.....................      February 1, 1987
Thirteenth Supplemental Indenture..................      March 1, 1987
Fourteenth Supplemental Indenture..................      April 1, 1987
Fifteenth Supplemental Indenture...................      July 1, 1987
Sixteenth Supplemental Indenture...................      September 1, 1987
Seventeenth Supplemental Indenture.................      October 1, 1987
Eighteenth Supplemental Indenture..................      March 1, 1988
Nineteenth Supplemental Indenture..................      May 1, 1988

DESIGNATION                                              DATED AS OF
------------------------------------------------------   -----------------------

Twentieth Supplemental Indenture...................      September 1, 1988
Twenty-first Supplemental Indenture................      November 1, 1988
Twenty-second Supplemental Indenture...............      January 1, 1989
Twenty-third Supplemental Indenture................      August 1, 1989
Twenty-fourth Supplemental Indenture...............      November 1, 1989
Twenty-fifth Supplemental Indenture................      December 1, 1989
Twenty-sixth Supplemental Indenture................      February 1, 1990
Twenty-seventh Supplemental Indenture..............      September 1, 1990
Twenty-eighth Supplemental Indenture...............      October 1, 1990
Twenty-ninth Supplemental Indenture................      October 1, 1990
Thirtieth Supplemental Indenture...................      March 1, 1991
Thirty-first Supplemental Indenture................      May 1, 1991
Thirty-second Supplemental Indenture...............      July 1, 1991
Thirty-third Supplemental Indenture................      February 1, 1992
Thirty-fourth Supplemental Indenture...............      April 1, 1992
Thirty-fifth Supplemental Indenture................      April 1, 1992
Thirty-sixth Supplemental Indenture................      June 1, 1992
Thirty-seventh Supplemental Indenture..............      June 1, 1992
Thirty-eighth Supplemental Indenture...............      August 1, 1992
Thirty-ninth Supplemental Indenture................      October 1, 1992
Fortieth Supplemental Indenture....................      November 1, 1992
Forty-first Supplemental Indenture.................      December 1, 1992
Forty-second Supplemental Indenture................      March 1, 1993
Forty-third Supplemental Indenture.................      April 1, 1993
Forty-fourth Supplemental Indenture................      April 1, 1993
Forty-fifth Supplemental Indenture.................      May 1, 1993
Forty-sixth Supplemental Indenture.................      July 1, 1993
Forty-seventh Supplemental Indenture...............      October 1, 1993
Forty-eighth Supplemental Indenture................      November 1, 1993
Forty-ninth Supplemental Indenture.................      May 1, 1994
Fiftieth Supplemental Indenture....................      May 1, 1994
Fifty-first Supplemental Indenture.................      August 1, 1994
Fifty-second Supplemental Indenture................      April 1, 1995
Fifty-third Supplemental Indenture.................      June 1, 1995
Fifty-fourth Supplemental Indenture................      October 1, 1995
Fifty-fifth Supplemental Indenture.................      March 1, 1996
Fifty-sixth Supplemental Indenture.................      September 1, 1996
Fifty-seventh Supplemental Indenture...............      February 1, 1997
Fifty-eighth Supplemental Indenture................      July 1, 1997
Fifty-ninth Supplemental Indenture.................      March 1, 1999
Sixtieth Supplemental Indenture....................      December 1, 2000
*

------------------------
* Here will be inserted additional executed Supplemental Indentures.

which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

     WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued as of                 , in
                                                      ----------------
accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                      Principal       Principal
                                                        Amount          Amount
                      Series                            Issued       Outstanding
--------------------------------------------------  -------------- -------------

12% Series due March 1, 1985...................    $   1,000,000           None
13 5/8% Series due April 1, 2014...............      100,000,000           None
13 1/2% Series due September 1, 2014...........      150,000,000           None
12 7/8% Series due April 1, 2015...............      150,000,000           None
12% Series due August 1, 2015..................      100,000,000           None
12% Series due September 1, 2015...............       75,000,000           None
11 1/8% Series due December 1, 2015............      150,000,000           None
9 3/8% Series due March 1, 2016................      200,000,000           None
9 3/4% Series due May 1, 2016..................      200,000,000           None
7 3/4% Pollution Control Series C..............       70,000,000           None
8 1/4% Pollution Control Series D..............      200,000,000           None
9 1/2% Series due December 1, 2016.............      300,000,000           None
9 1/4% Series due February 1, 2017.............      250,000,000           None
7 7/8% Pollution Control Series E..............      100,000,000           None
10 1/2% Series due April 1, 2017...............      250,000,000           None
9 1/2% Series due July 1, 1997.................      150,000,000           None
10 1/2% Series due July 1, 2017................      150,000,000           None
9% Pollution Control Series F..................       55,000,000           None
9% Pollution Control Series G..................       12,000,000           None
9 7/8% Pollution Control Series H..............      112,000,000           None
9 1/4% Pollution Control Series I..............      100,000,000           None
10 3/8% Series due May 1, 1998.................      150,000,000           None
11 3/8% Series due May 1, 2018.................      150,000,000           None
Secured Medium-Term Notes, Series A............      300,000,000           None
10.44% Series due November 1, 2008.............      150,000,000           None
8 1/4% Pollution Control Series J..............      100,000,000           None
9 1/2% Series due August 1, 1999...............      200,000,000           None
10% Series due August 1, 2019..................      100,000,000           None

                                                      Principal       Principal
                                                        Amount          Amount
                      Series                            Issued       Outstanding
--------------------------------------------------  -------------- -------------

9 7/8% Series due November 1, 2019.............      150,000,000           None
Secured Medium-Term Notes, Series B............      150,000,000    $99,200,000
8 1/8% Pollution Control Series K..............       50,000,000           None
8 1/8% Pollution Control Series L..............      $40,000,000           None
10 5/8% Series due September 1, 2020...........      250,000,000           None
Secured Medium-Term Notes, Series C............      150,000,000           None
8 1/4% Pollution Control Series due
  October 1, 2020..............................       11,000,000           None
7 7/8% Pollution Control Series due March 1, 2021    100,000,000    100,000,000
9 3/4% Series due May 1, 2021..................      300,000,000    127,747,000
0% Pollution Control Series M due June 1, 2021.       86,250,000           None
0% Pollution Control Series N due June 1, 2021.       57,500,000           None
0% Pollution Control Series O due June 1, 2021.       57,500,000           None
0% Pollution Control Series P due June 1, 2021.      115,000,000           None
8 1/8% Series due February 1, 2002.............      150,000,000    150,000,000
8 7/8% Series due February 1, 2022.............      175,000,000    112,200,000
8 1/4% Series due April 1, 2004................      100,000,000    100,000,000
9% Series due April 1, 2022....................      100,000,000           None
6 3/4% Pollution Control Series due April 1, 2022      0,000,000     50,000,000
7 1/8% Series due June 1, 1997.................      150,000,000           None
8% Series due June 1, 2002.....................      147,000,000    147,000,000
6 5/8% Pollution Control Series due June 1, 2022      33,000,000     33,000,000
6 3/8% Series due August 1, 1997...............      175,000,000           None
7 3/8% Series due August 1, 2001...............      150,000,000    145,000,000
8 1/2% Series due August 1, 2024...............      175,000,000    115,409,000
6.70% Pollution Control Series due October 1, 2022    16,935,000     16,935,000
6.55% Pollution Control Series due October 1, 2022    40,000,000     40,000,000
7 3/8% Series due November 1, 1999.............      100,000,000           None
8 3/4% Series due November 1, 2023.............      200,000,000    102,550,000
6 1/2%  Pollution  Control  Series due December 1,    46,660,000     46,660,000
2027...........................................
6 3/4% Series due March 1, 2003................      200,000,000    194,475,000
7 7/8% Series due March 1, 2023................      300,000,000    223,770,000
6.05% Pollution Control Series due April 1, 2025      90,000,000     90,000,000
6.10% Pollution Control Series due April 1, 2028      50,000,000     50,000,000
5 7/8% Series due April 1, 1998................      175,000,000           None
6 3/4% Series due April 1, 2003................      100,000,000     95,000,000
7 7/8% Series due April 1, 2024................      225,000,000    132,743,000
0% Pollution Control Series due June 1, 2023...      115,000,000    102,850,250
5 3/4% Series due July 1, 1998.................      150,000,000           None
6 3/4% Series due July 1, 2005.................      100,000,000     92,000,000
7 5/8% Series due July 1, 2025.................      250,000,000    214,750,000
5 1/2% Series due October 1, 1998..............      125,000,000           None
6 1/4% Series due October 1, 2004..............      125,000,000    120,595,000
7 3/8% Series due October 1, 2025..............      300,000,000    178,000,000
5 1/2% Pollution Control Series due May 1, 2022       50,000,000     50,000,000

                                                      Principal       Principal
                                                        Amount          Amount
                      Series                            Issued       Outstanding
--------------------------------------------------  -------------- -------------

5.55% Pollution Control Series due May 1, 2022.       75,000,000    $75,000,000
5.85% Pollution Control Series due May 1, 2022.       33,465,000     33,465,000
Floating Rate Series due May 1, 1999...........      300,000,000           None
Pollution Control Series Q due May 1, 2029.....      $45,045,500     45,045,500
Pollution Control Series R due May 1, 2029.....       45,045,500     45,045,500
0% Series due 1994.............................     1,013,831,000          None
Pollution Control Series S due April 1, 2030...       58,270,500     58,270,500
Pollution Control Series T due April 1, 2030...       18,400,000     18,400,000
Pollution Control Series U.....................      136,108,250           None
Pollution Control Series V.....................      136,108,250           None
Pollution Control Series W.....................       13,857,500     13,857,500
Pollution Control Series X.....................       21,246,250     21,246,250
Secured Medium-Term Notes, Series D............      201,150,000    134,150,000
Pollution Control Series Y.....................       28,819,000     28,819,000
Pollution Control Series Z.....................       66,642,500     66,642,500
Pollution Control Series AA....................       28,750,000     28,750,000
Pollution Control Series AB....................       28,750,000     28,750,000
Pollution Control Series AC....................       70,397,250     70,397,250
Pollution Control Series AD....................       57,500,000     57,500,000
Pollution Control Series AE....................       57,500,000     57,500,000
Pollution Control Series AF....................       36,000,750     36,000,750
Pollution Control Series AG....................       28,801,750     28,801,750
Pollution Control Series AH....................       33,079,750     33,079,250
Pollution Control Series AI....................       59,253,750     59,253,750
Pollution Control Series AJ....................       13,800,000     13,800,000
Pollution Control Series AK....................      250,163,335    127,126,750
Floating Rate Series A due December 20, 2002...      150,000,000    150,000,000
Floating Rate Series B due December 20, 2002...      425,000,000    425,000,000
*

------------------------
* Here will be inserted outstanding series.


which bonds are also hereinafter sometimes called bonds of the First through
                 Series, respectively; and
----------------

     WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create      series of bonds and to add
                                                ----
to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this
                                                                ---------------
Supplemental Indenture, and the terms of the bonds of the
                                                          -------------------
Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of
Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing
or of any general description contained in this                 Supplemental
                                                ---------------

Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this
                  Supplemental Indenture, viz.: (1) cash, shares of stock,
-----------------
bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the

Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business;
(6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original
Indenture and this                  Supplemental Indenture in the above
                   ----------------
subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this
                 Supplemental Indenture being supplemental to the Original
----------------
Indenture.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                    ARTICLE I

                                        SERIES OF BONDS
                         --------------

     SECTION 1. There shall be a series of bonds designated "            "
                                                             ------------
(herein sometimes referred to as the "            Series"), each of which shall
                                      -----------
also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established in accordance with a Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the
matters hereinafter in this Section specified. Bonds of the             Series
                                                            -----------
shall mature on                  , and shall be issued as fully registered bonds
                -----------------
in denominations of                Dollars and, at the option of the Company, in
                    --------------
any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest [at the rate of
      % per annum, payable semi-annually on          and              of each
------                                      --------     ------------
year]* commencing                ; the principal of and interest on each said
                  ---------------
bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, [or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect,] in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the
                                                                   ------------
Series shall be dated as in Section 2.03 of the Original Indenture provided.

     Notwithstanding the foregoing, so long as there is no existing default in
the payment of interest on the bonds of the               Series, all bonds of
                                            -------------
the            Series authenticated by the Trustee after the Record Date
    -----------
hereinafter specified for any interest payment date, and prior to such interest payment date, shall be dated the date of authentication, but shall bear interest from such interest payment date subject to the provisions and exceptions of subdivision (I) of this Section 1, and the person in whose name any bond of the
                              Series is registered at the close of business on
-----------------------------
any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the
cancellation of such bond of the               Series, upon any transfer or
                                 -------------
exchange thereof subsequent to the Record Date and on or prior to such interest payment date, subject to the provisions and exceptions of subdivision (I) of
this Section 1. "Record Date" for bonds of the                         Series
                                               -----------------------
shall mean             for interest payable                   and shall mean
           -----------                      -----------------
                    for interest payable                               .
-------------------                      ------------------------------

     **[SECTION 1. There shall be a series of bonds designated "Secured
Medium-Term Notes, Series          " (herein sometimes referred to as the
                          ---------
"              Series"), each of which shall also bear the descriptive title
 -------------
"First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable


------------------------
* The bracketed language will be changed if bonds of the series to which this Supplemental Indenture relate shall bear interest at a rate which may be changed during the life of such bonds or if such bonds shall bear interest payable other than semi-annually.

**   These provisions will be inserted in lieu of the first two paragraphs of
     Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes,
     Series    ."
            ---
provisions with respect to the matters hereinafter in this Section specified.
Bonds of the              Series shall be issued as fully registered bonds in
             ------------
denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by
the execution and delivery thereof); each bond of the              Series shall
                                                      ------------
mature on such date not less than                nor more than             from
                                  --------------               -----------
the date of issue, shall bear interest at such rate or rates, payable
semi-annually on              and             in each year and at maturity (each
                 ------------     -----------
an interest payment date), and have such other terms and provisions not inconsistent with the Original Indenture as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this
           Supplemental Indenture; the principal of and interest on each said
----------
bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public
and private debts. Bonds of the              Series shall be dated as in Section
                                ------------
2.03 of the Original Indenture provided.

     Notwithstanding the foregoing, so long as there is no existing default in
the payment of interest on the bonds of the                    Series, all bonds
                                            ------------------
of the                  Series authenticated by the Trustee after the Record
       ----------------
Date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the Issue of Date hereinafter specified is after such Record Date), shall be dated the date of authentication, but shall bear interest from such interest payment date subject to the provisions and exceptions of subdivision (I) of this Section 1, and the person in whose name
any bond of the                  Series is registered at the close of business
                ----------------
on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding
the cancellation of such bond of the                  Series, upon any transfer
                                     ----------------
or exchange thereof subsequent to the Record Date and on or prior to such interest payment date, subject to the provisions and exceptions of subdivision
(I) of this Section 1. If the Issue Date of the bonds of the
                                                             ----------------
Series of a designated interest rate and maturity is after such Record Date, such bonds shall bear interest from the Issue Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date. "Record
Date" for bonds of the                 Series shall mean                  for
                       ---------------                   ----------------
interest payable              and                for interest payable          ,
                 ------------     --------------                      ---------
provided that, interest payable on the maturity date will be payable to the person to whom the principal of the bonds shall be payable. "Issue Date" with
respect to bonds of the             Series of a designated interest rate and
                        -----------
maturity shall mean the date of the first authentication of bonds of such designated interest rate and maturity.]

     *[The Company reserves the right to establish at any time by Resolution of the Board of Directors of the Company a form of coupon bond, and of appurtenant
coupons, for the                 Series and to provide for exchangeability of
                 ---------------
such coupon bonds with the bonds of the                Series issued hereunder
                                        --------------
in fully registered form and to make an appropriate provisions for such purposes.]


------------------------
* This paragraph will be omitted in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured
     Medium-Term Notes, Series    ."
                               ---

     (I) Any interest on any bond of the                            Series which
                                         --------------------------
is payable but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

          A. The Company may elect to make payment of any Defaulted Interest on
     the bonds of the                 Series to the persons in whose names such
                      ---------------
     bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid
     on each bond of the                Series and the date of the proposed
                         --------------
     payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof) and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the
                   Series at such owner's address as it appears in the bond
     -------------
     register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York and in one Daily Newspaper of general circulation in the City of Dallas, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the
                                                         ------------------
     Series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

          B. The Company may make payment of any Defaulted Interest on the bonds
     of the                   Series in any other lawful manner not inconsistent
            -----------------
     with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each bond of the
                Series delivered under the Mortgage upon transfer of or in
---------------
exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

     *(II) Bonds of the              Series shall be redeemable either at the
                        ------------
option of the Company or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash deposited with the Trustee pursuant to the provisions of Section 9.14 of the Mortgage or with Proceeds of Released Property), in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                                REDEMPTION PRICES

          if redeemed during the 12 months period ending             ,
                                                         ------------






in each case, together with accrued interest to the date fixed for redemption;
provided, however, that none of the bonds of the      Series shall be redeemed
                                                 ----
prior to           , [if such redemption is for the purpose or in anticipation
         ----------
of refunding such bond through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than ____% per annum).

     **[(II) Each bond of the              Series may be redeemable either at
                              ------------
the option of the Company or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash deposited with the Trustee pursuant to the provisions of Section 9.14 of the Mortgage or with Proceeds of Released Property), in whole at any time, or in part from time to


------------------------
*    These provisions will be changed if Bonds of the       Series are not
                                                      -----
     subject to redemption or are subject to redemption on terms different from those described in this clause (II).

** This provision will be inserted in lieu of clause (II) of Section 1 above in any supplemental indenture referring to the issuance of First Mortgage
     Bonds which are designated "Secured Medium-Term Notes, Series    ."
                                                                   ---
time, prior to maturity, upon notice, as provided in Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption as the Board of Directors may determine in accordance with a
Resolution filed with the Trustee referring to this      Supplemental
                                                    ----
Indenture.]

     (III) At the option of the registered owner, any bonds of the
                                                                   -----------
Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations *[which have the same Issue Date, maturity date, interest rate or rates, and redemption provisions, if any].

     Bonds of the                Series shall be transferable, upon the
                  --------------
surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

     Upon any exchange or transfer of bonds of the                Series, the
                                                   --------------
Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the _______________ Series.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     SECTION 2. Subject to the amendments provided for in this
                                                               --------------
Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this
                                                        ---------------
Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

     **[SECTION 3. The holders of bonds of the                 Series consent
                                               ---------------
that the Company may, but shall not be obligated to, fix a record date for the
purpose of determining the holders of bonds of the                  Series
                                                   ----------------
entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]


------------------------
* Bracketed language will be added in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured
     Medium-Term Notes, Series    ."
                               ---

** Bracketed language will be added in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured
     Medium-Term Notes, Series    ."
                               ---

     SECTION 3. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in
respect of the validity or sufficiency of this                  Supplemental
                                               ----------------
Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and
form part of this                   Supplemental Indenture with the same force
                  -----------------
and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same
conform to the provisions of this                  Supplemental Indenture.
                                  ----------------

     SECTION 4. Whenever in this                   Supplemental Indenture either
                                 -----------------
of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and
agreements in this                    Supplemental Indenture contained, by or on
                   ------------------
behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 5. Nothing in this                    Supplemental Indenture
                                ------------------
expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right,
remedy or claim under or by reason of this                    Supplemental
                                           ------------------
Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this
                   Supplemental Indenture contained, by or on behalf of the
------------------
Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 6. This                    Supplemental Indenture shall be executed
                     ------------------
in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                             TXU ELECTRIC COMPANY


                                             By
                                               ---------------------------------

[CORPORATE SEAL]


Attest:


----------------------------------

Executed, sealed and delivered by
  TXU ELECTRIC COMPANY
  in the presence of:


----------------------------------


----------------------------------

                                        THE BANK OF NEW YORK, Trustee


                                        By
                                          --------------------------------------

[CORPORATE SEAL]

Attest:


----------------------------------



Executed, sealed and delivered by
  THE BANK OF NEW YORK
   in the presence of:


----------------------------------


----------------------------------

STATE OF TEXAS ..........)
                         )  SS.:
COUNTY OF DALLAS.........)


     Before me, a Notary Public in and for said State, on this day personally
appeared                    , known to me to be the person whose name is
         -------------------
subscribed to the foregoing instrument and known to me to be a of TXU ELECTRIC COMPANY, a Texas corporation, and
------------------
acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this      day of                  .
                                                 ----        -----------------


[NOTARIAL SEAL]                         ---------------------------------------
                                        Notary Public, State of Texas

STATE OF NEW YORK...........)
                            )  SS.:
COUNTY OF NEW YORK..........)


     Before me, a Notary Public in and for said State, on this day personally
appeared                     known to me to be the person whose name is
         -------------------
subscribed to the foregoing instrument and known to me to be a
                                                               -----------------
of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this      day of
                                                 ----
                   .
-------------------

[NOTARY SEAL]
                                        ----------------------------------------
                                        Notary Public, State of New York